EXHIBIT 99.1

Via Renewables, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results

HOUSTON, March 29, 2023 (ACCESSWIRE) -- Via Renewables, Inc. ("Via Renewables" or the "Company") (NASDAQ: VIA; VIASP), an independent retail energy services company, today reported financial results for the year ended December 31, 2022.

Key Business Highlights

•	Recorded $(27.5) million in Net Loss and $12.6 million in Adjusted EBITDA for the fourth quarter
•	Recorded $(7.1) million in Gross Loss and $31.9 million in Retail Gross Margin for the fourth quarter
•	Achieved $11.2 million in Net Income and $51.8 million in Adjusted EBITDA for the year ended 2022
•	Achieved $103.4 million in Gross Profit and $114.8 million in Retail Gross Margin for the year ended 2022
•	Average monthly attrition of 3.8%
•	Total liquidity of $76.9 million as of December 31, 2022

Summary Fourth Quarter 2022 Financial Results1

Net Loss for the quarter ended December 31, 2022, was $(27.5) million, which is driven by a $(37.9) million mark-to-market loss on our hedges. This compares to Net Loss of $(37.3) million for the quarter ended December 31, 2021 which included a $(46.2) million loss on the mark-to-market for the hedges. The decrease in Net Loss was primarily the result of a $9.7 million increase in cash settlements on derivative instruments.

For the quarter ended December 31, 2022, Via Renewables reported Adjusted EBITDA of $12.6 million compared to Adjusted EBITDA of $11.6 million for the quarter ended December 31, 2021. The increase in Adjusted EBITDA was due to higher gross margin quarter over quarter, partially offset by increases in customer acquisition spend and an increase in G&A expense. While G&A increased in 2022, this was mainly due to 2021 legal expenses being lower than our normal run-rate as a result of favorable settlements of older legal cases.

For the quarter ended December 31, 2022, Via Renewables reported Gross Loss of $(7.1) million compared to Gross Loss of $(24.3) million in for the quarter ended December 31, 2021. The increase was mainly due to a reduction on the mark-to-market loss on our hedges and higher Retail Gross Margin.

For the quarter ended December 31, 2022, Via Renewables reported Retail Gross Margin of $31.9 million compared to Retail Gross Margin of $25.2 million for the quarter ended December 31, 2021. This increase was attributable to higher electric unit margins combined with higher natural gas volumes, partially offset by lower electric volumes and lower natural gas unit margins.

1 We expect to report a material weakness in the design and operation of the controls over our calculation of deferred tax assets and liabilities, and income tax expense, in our Annual Report on Form 10-K and immaterial corrections for the years ended December 31, 2021 and 2020. The information presented herein gives effect to the immaterial corrections. Please see Appendix Table A-4 and Note 2 in the Notes to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022 for a description of the adjustments.

1

Summary Full Year 2022 Financial Results

Net Income for the year ended December 31, 2022, was $11.2 million compared to a Net Loss of $(5.4) million for the year ended December 31, 2021. The increase compared to the prior year was primarily the result of a $64.4 million loss in 2021 due to winter storm Uri. In addition, Via Renewables had a mark-to-market loss this year of $(18.0) million, compared to a mark-to-market gain of $5.5 million a year ago.

For the year ended December 31, 2022, Via Renewables reported Adjusted EBITDA of $51.8 million compared to Adjusted EBITDA of $80.7 million for the year ended December 31, 2021. The decrease is the result of a reduction in Retail Gross Margin, increases in general and administrative expenses and customer acquisition spend. General and administrative expenses were higher due to an increase in bad debt expense in 2022 and lower employee costs in 2021 due to employee retention credits related to the CARES Act that did not re-occur in 2022.

For the year ended December 31, 2022, Via Renewables reported Gross Profit of $103.4 million compared to Gross Profit of $70.3 million for the year ended December 31, 2021. The increase is due to a $(64.4) million loss from winter storm Uri in 2021 partially offset by a $23.5 million reduction in the mark-to-market on our hedges.

For the year ended December 31, 2022, Via Renewables reported Retail Gross Margin of $114.8 million compared to Retail Gross Margin of $132.5 million for the year ended December 31, 2021. The decrease was primarily attributable to lower electric volumes and unit margins as high commodity prices impacted our margins and caused our industry to raise rates which increased attrition. This was combined with lower natural gas unit margins also due to rising commodity prices and was partially offset by higher natural gas volumes mainly resulting from a book acquisition in the third quarter.

Liquidity and Capital Resources

December 31,
($ in thousands)	2022
Cash and cash equivalents	$33,658
Senior Credit Facility Availability (1)	38,225
Subordinated Debt Facility Availability (2)	5,000
Total Liquidity	$76,883

(1) Reflects amount of Letters of Credit that could be issued based on existing covenants as of December 31, 2022.

(2) The availability of Subordinated Facility is dependent on our Founder's discretion.

Dividend

Via Renewables’ Board of Directors declared quarterly dividends of $0.90625 per share of Class A common stock (retrospectively restated to effect the Company’s March 21, 2023 Reverse Stock Split at a ratio of 1 to 5 shares of common stock) paid on March 15, 2023 to holders of record as of March 1, 2023, and $0.71298 per share of Series A Preferred Stock payable on April 17, 2023 to holders of record as of April 1, 2023.

Business Outlook

"Looking forward to 2023, we're positioned very well to attract new customers. Numerous utilities have raised their rates and we're able to be more competitive with our offerings as commodity prices retreat off record highs. We've made it past a volatile high price environment and see opportunities for growth. As always, we will remain open to any potential tuck in acquisitions as well, while growing our organic sales channels " said Keith Maxwell, Via Renewables' Chief Executive Officer.

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Conference Call and Webcast

Via Renewables will host a conference call to discuss fourth quarter and full year 2022 results on Thursday, March 30, 2023, at 10:00 AM Central Time (11:00 AM Eastern).

A live webcast of the conference call can be accessed from the Events & Presentations page of the Via Renewables website at https://viarenewables.com/. An archived replay of the webcast will be available for twelve months following the live presentation.

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 103 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at  https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements

This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” "could," “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release are forward-looking statements. The forward-looking statements include statements regarding the impacts of the 2021 severe weather event, cash flow generation and liquidity, business strategy, prospects for growth and acquisitions, outcomes of legal proceedings, ability to pay and amount of cash dividends and distributions on our Class A common stock and Series A Preferred Stock, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives, beliefs of management, availability of and terms of capital, competition, government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•

our ability to remediate the material weakness in our internal control over financial reporting, the identification of additional material weaknesses in the future or otherwise failing to maintain an effective system of internal controls;

•

the ultimate impact of the 2021 severe weather event, including future benefits or costs related to ERCOT market Securitization efforts, and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;

•	changes in commodity prices, the margins we achieve, and interest rates;

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•	the sufficiency of risk management and hedging policies and practices;
•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•	federal, state and local regulations, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•	our ability to borrow funds and access credit markets;
•	restrictions and covenants in our debt agreements and collateral requirements;
•	credit risk with respect to suppliers and customers;
•	our ability to acquire customers and actual attrition rates;
•	changes in costs to acquire customers;
•	accuracy of billing systems;
•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•	significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•	competition; and
•	the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other public filings and press releases.

You should review the risk factors and other factors noted throughout this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Investor Relations:

Stephen Rabalais,

832-200-3727

Media Relations:

Kira Jordan,

832-255-7302

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VIA RENEWABLES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 AS OF DECEMBER 31, 2022 AND DECEMBER 31, 2021

(in thousands, except share counts)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$33,658	$68,899
Restricted cash	1,693	6,421
Accounts receivable, net of allowance for doubtful accounts of $4,335 and $2,368 as of December 31, 2022 and 2021, respectively	81,466	66,676
Accounts receivable—affiliates	6,455	3,819
Inventory	4,405	1,982
Fair value of derivative assets	1,632	3,930
Customer acquisition costs, net	3,530	946
Customer relationships, net	2,520	8,523
Deposits	10,568	6,664
Renewable energy credit asset	24,251	14,691
Other current assets	8,749	14,129
Total current assets	178,927	196,680
Property and equipment, net	4,691	4,261
Fair value of derivative assets	666	340
Customer acquisition costs, net	1,683	453
Customer relationships, net	481	5,660
Deferred tax assets (1)	20,437	22,398
Goodwill	120,343	120,343
Other assets	3,722	3,624
Total Assets (1)	$330,950	$353,759
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$53,296	$43,285
Accounts payable—affiliates	265	491
Accrued liabilities (1)	8,431	19,588
Renewable energy credit liability	13,722	13,548
Fair value of derivative liabilities	16,132	4,158
Other current liabilities	322	1,707
Total current liabilities (1)	92,168	82,777
Long-term liabilities:
Fair value of derivative liabilities	2,715	36
Long-term portion of Senior Credit Facility	100,000	135,000
Subordinated debt—affiliate	20,000	—
Other long-term liabilities	18	109
Total liabilities (1)	214,901	217,922
Commitments and contingencies
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,567,543 shares issued and outstanding at December 31, 2022 and December 31, 2021	87,713	87,288
Stockholders' equity:
Common Stock (2)
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 3,200,472 shares issued and 3,171,553 shares outstanding at December 31, 2022 and 3,158,204 shares issued and 3,129,285 shares outstanding at December 31, 2021	32	32
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 4,000,000 issued and outstanding at December 31, 2022 and December 31, 2021	40	40
Additional paid-in capital (1)	42,871	53,918
Accumulated other comprehensive loss	(40)	(40)
Retained earnings (1)	2,073	173
Treasury stock, at cost, 28,918 at December 31, 2022 and December 31, 2021	(2,406)	(2,406)
Total stockholders' equity (1)	42,570	51,717
Non-controlling interest in Spark HoldCo, LLC (1)	(14,234)	(3,168)
Total equity (1)	28,336	48,549
Total Liabilities, Series A Preferred Stock and stockholders' equity (1)	$330,950	$353,759

(1)

Amounts have been adjusted to reflect certain immaterial prior period adjustments. Please see Appendix Table A-4 and Note 2 in the Notes to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022 for a description of the adjustments.

(2)	All share amounts have been retrospectively restated to effect the Company’s March 21, 2023 Reverse Stock Split at a ratio of 1 to 5 shares of common stock.

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VIA RENEWABLES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 and 2020

(in thousands, except per share data)

	Year Ended December 31,
	2022	2021	2020
Revenues:
Retail revenues	$462,815	$397,728	$555,547
Net asset optimization (expense) revenues	(2,322)	(4,243)	(657)
Total revenues	460,493	393,485	554,890
Operating expenses:
Retail cost of revenues	357,096	323,219	344,592
General and administrative	61,933	44,279	90,734
Depreciation and amortization	16,703	21,578	30,767
Total operating expenses	435,732	389,076	466,093
Operating income	24,761	4,409	88,797
Other (expense)/income:
Interest expense	(7,204)	(4,926)	(5,266)
Interest and other income	129	370	423
Total other (expense)/income	(7,075)	(4,556)	(4,843)
Income (loss) before income tax expense	17,686	(147)	83,954
Income tax expense (1)	6,483	5,266	17,880
Net income (loss) (1)	$11,203	$(5,413)	$66,074
Less: Net income (loss) attributable to non-controlling interest (1)	3,625	(9,146)	38,761
Net income attributable to Via Renewables, Inc. stockholders (1)	$7,578	$3,733	$27,313
Less: Dividend on Series A preferred stock	8,054	7,804	7,441
Net (loss) income attributable to stockholders of Class A common stock (1)	$(476)	$(4,071)	$19,872
Other comprehensive income (loss), net of tax:
Comprehensive income (loss) (1)	$11,203	$(5,413)	$66,074
Less: Comprehensive income (loss) attributable to non-controlling interest (1)	3,625	(9,146)	38,761
Comprehensive income attributable to Via Renewables, Inc. stockholders (1)	$7,578	$3,733	$27,313

Net (loss) income attributable to Via Renewables, Inc. per share of Class A common stock
Basic (1)(2)	$(0.15)	$(1.35)	$6.83
Diluted (1)(2)	$(0.15)	$(1.35)	$6.75

Weighted average shares of Class A common stock outstanding
Basic (2)	3,156	3,026	2,911
Diluted (2)	3,156	3,026	2,943

(1)

Amounts have been adjusted to reflect certain immaterial prior period adjustments. Please see Appendix Table A-4 and Note 2 in the Notes to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022 for a description of the adjustments.

(2)	All shares and per share amounts have been retrospectively restated to effect the Company’s March 21, 2023 Reverse Stock Split at a ratio of 1 to 5 shares of common stock.

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VIA RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

(in thousands)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income (loss) (1)	$11,203	$(5,413)	$66,074
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization expense	16,703	21,578	30,767
Deferred income taxes (1)	1,962	5,507	3,764
Stock based compensation	3,252	3,448	2,503
Amortization of deferred financing costs	1,125	997	1,210
Bad debt expense	6,865	445	4,692
(Loss) gain on derivatives, net	(17,821)	(21,200)	23,386
Current period cash settlements on derivatives, net	35,643	15,692	(37,414)
Other	26	—	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(21,620)	3,229	37,960
(Increase) decrease in accounts receivable—affiliates	(2,636)	1,234	(3,020)
(Increase) decrease in inventory	(2,423)	(486)	1,458
Increase in customer acquisition costs	(5,870)	(1,415)	(1,513)
(Increase) decrease in prepaid and other current assets	(10,475)	654	(2,120)
Decrease in intangible assets—customer acquisition	—	27	—
(Increase) decrease in other assets	(502)	(190)	288
Increase (decrease) in accounts payable and accrued liabilities (1)	2,707	(10,213)	(37,012)
Decrease in accounts payable—affiliates	(226)	(335)	(184)
(Decrease) increase in other current liabilities	(1,597)	(705)	1,180
Decrease in other non-current liabilities	(109)	(152)	(188)
Net cash provided by operating activities	16,207	12,702	91,831
Cash flows from investing activities:
Purchases of property and equipment	(2,153)	(2,713)	(2,154)
Acquisition of Customers	(4,718)	(3,797)	—
Net cash used in investing activities	(6,871)	(6,510)	(2,154)
Cash flows from financing activities:
Buyback of Series A Preferred Stock	—	—	(2,282)
Borrowings on notes payable	289,000	774,000	612,000
Payments on notes payable	(324,000)	(739,000)	(635,000)
Net borrowings on subordinated debt facility	20,000	—	—
Payment for acquired customers	—	—	(972)
Restricted stock vesting	(663)	(1,329)	(1,107)
Payment of dividends to Class A common stockholders	(11,461)	(10,987)	(10,569)
Payment of distributions to non-controlling unitholders	(14,553)	(17,436)	(29,450)
Payment of Preferred Stock dividends	(7,628)	(7,804)	(7,886)
Purchase of Treasury Stock	—	—	(395)
Net cash used in financing activities	(49,305)	(2,556)	(75,661)
(Decrease) increase in Cash and cash equivalents and Restricted Cash	(39,969)	3,636	14,016
Cash and cash equivalents and Restricted cash—beginning of period	75,320	71,684	57,668
Cash and cash equivalents and Restricted cash—end of period	$35,351	$75,320	$71,684
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Property and equipment purchase accrual	$(4)	$(38)	$46
Cash paid (received) during the period for:
Interest	$5,561	$3,754	$3,859
Taxes	$865	$(1,788)	$23,890

(1)

Amounts have been adjusted to reflect certain immaterial prior period adjustments. Please see Appendix Table A-4 and Note 2 in the Notes to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022 for a description of the adjustments.

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VIA RENEWABLES, INC.

OPERATING SEGMENT RESULTS

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 and 2020

(in thousands, except volume and per unit operating data)

(unaudited)

	Year Ended December 31,
	2022	2021	2020
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	$352,750	$322,594	$461,393
Retail Cost of Revenues	275,701	284,794	306,012
Less: Net (Losses) Gains on non-trading derivatives, net of cash settlements	(15,265)	6,194	12,148
Non-recurring event - winter storm Uri	9,565	(64,403)	—
Retail Gross Margin (1) —Electricity	$82,749	$96,009	$143,233
Volumes—Electricity (MWhs) (3)	2,433,906	2,677,681	4,049,543
Retail Gross Margin (2) (4) —Electricity per MWh	$34.00	$35.86	$35.37

Retail Natural Gas Segment
Total Revenues	$110,065	$75,134	$94,154
Retail Cost of Revenues	81,395	38,425	38,580
Less: Net (Losses) Gains on non-trading derivatives, net of cash settlements	(3,396)	184	2,334
Retail Gross Margin (1) —Gas	$32,066	$36,525	$53,240
Volumes—Gas (MMBtus)	11,558,952	8,611,285	11,100,446
Retail Gross Margin (2) —Gas per MMBtu	$2.77	$4.24	$4.80

(1)

Reflects the Retail Gross Margin attributable to our Retail Electricity Segment or Retail Natural Gas Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Performance” for a reconciliation of Retail Gross Margin to most directly comparable financial measures presented in accordance with GAAP.

(2)	Reflects the Retail Gross Margin for the Retail Electricity Segment or Retail Natural Gas Segment, as applicable, divided by the total volumes in MWh or MMBtu, respectively.
(3)	Excludes volumes (8,402 MWhs) related to winter storm Uri impact for the year ended December 31, 2021.
(4)	Retail Gross Margin - Electricity per MWh excludes winter storm Uri impact.

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Reconciliation of GAAP to Non-GAAP Measures

Adjusted EBITDA

We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net (loss) gain on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before the provision for income taxes, interest expense and depreciation and amortization. This conforms to the calculation of Adjusted EBITDA in our Senior Credit Facility.

We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize and amortize such costs over two years. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculating Adjusted EBITDA.

We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on these instruments. We also deduct non-cash compensation expense that results from the issuance of restricted stock units under our long-term incentive plan due to the non-cash nature of the expense.

We adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency. We have historically included the financial impact of weather variability in the calculation of Adjusted EBITDA. We will continue this historical approach, but during the first quarter of 2021 we incurred a net pre-tax financial loss of $64.9 million due to winter storm Uri. This loss was incurred due to uncharacteristic extended sub-freezing temperatures across Texas combined with the impact of the pricing caps ordered by ERCOT. We believe this event is unusual, infrequent, and non-recurring in nature.

As our Senior Credit Facility is considered a material agreement and Adjusted EBITDA is a key component of our material covenants, we consider our covenant compliance to be material to the understanding of our financial condition and/or liquidity. Our lenders under our Senior Credit Facility allowed $60.0 million of the $64.9 million pre-tax storm loss incurred in the first quarter of 2021 to be added back as a non-recurring item in the calculation of Adjusted EBITDA for our Debt Covenant Calculations. We received a $0.4 million credit from ERCOT for winter storm related losses during the third quarter of 2021, resulting in a net pre-tax storm loss of $64.4 million for the year ended December 31, 2021. In June 2022, we received $9.6 million from ERCOT related to PURA Subchapter N Securitization financing. For consistent presentation of the financial impact of winter storm Uri, $5.2 million of the $9.6 million is reflected as non-recurring items reducing Adjusted EBITDA for the year ended December 31, 2022.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•	our compliance with financial debt covenants in our Senior Credit Facility.

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Retail Gross Margin

We define Retail Gross Margin as gross profit less (i) net asset optimization revenues (expenses), (ii) net gains (losses) on non-trading derivative instruments, (iii) net current period cash settlements on non-trading derivative instruments and (iv) gains (losses) from non-recurring events (including non-recurring market volatility). Retail Gross Margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’s operating performance, Retail Gross Margin should not be considered an alternative to, or more meaningful than, gross profit, its most directly comparable financial measure calculated and presented in accordance with GAAP.

We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

We have historically included the financial impact of weather variability in the calculation of Retail Gross Margin. We will continue this historical approach, but during the first quarter of 2021 we added back the $64.9 million net financial loss incurred related to winter storm Uri, as described above, in the calculation of Retail Gross Margin because the extremity of the Texas storm combined with the impact of unprecedented pricing mechanisms ordered by ERCOT is considered unusual, infrequent, and non-recurring in nature. In June 2022, we received $9.6 million from ERCOT related to PURA Subchapter N Securitization financing. The $9.6 million is reflected as a non-recurring item reducing Retail Gross Margin for the year ended December 31, 2022 for consistent presentation of the financial impacts of winter storm Uri.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. The GAAP measure most directly comparable to Retail Gross Margin is gross profit. Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by (used in) operating activities, or gross profit. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss), net cash provided by (used in) operating activities, and gross profit, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.

The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

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APPENDIX TABLES A-1 AND A-2

ADJUSTED EBITDA RECONCILIATIONS

(in thousands)

(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss) (1)	$11,203	$(5,413)	$(27,488)	$(37,306)
Depreciation and amortization	16,703	21,578	3,313	5,080
Interest expense	7,204	4,926	2,075	765
Income tax expense (benefit) (1)	6,483	5,266	(2,243)	(3,894)
EBITDA	41,593	26,357	(24,343)	(35,355)
Less:
Net, gain (loss) on derivative instruments	17,821	21,200	(37,994)	(36,526)
Net, cash settlements on derivative instruments	(35,801)	(15,692)	121	(9,642)
Customer acquisition costs	5,870	1,415	1,596	650
Plus:
Non-cash compensation expense	3,252	3,448	662	1,436
Non-recurring event - winter storm Uri	(5,162)	60,000	—	—
Non-recurring legal and regulatory settlements	—	(2,225)	—	—
Adjusted EBITDA	$51,793	$80,657	$12,596	$11,599

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by (used in) operating activities	$16,207	$12,702	$(5,004)	$(6,070)
Amortization of deferred financing costs	(1,125)	(997)	(206)	(205)
Bad debt expense	(6,865)	(445)	(3,970)	(66)
Interest expense	7,204	4,926	2,075	765
Income tax expense (benefit) (1)	6,483	5,266	(2,243)	(3,894)
Non-recurring event - winter storm Uri	(5,162)	60,000	—	—
Non-recurring legal settlement	—	(2,225)	—	—
Changes in operating working capital
Accounts receivable, prepaids, current assets	34,731	(5,117)	41,960	20,188
Inventory	2,423	486	(869)	(562)
Accounts payable, accrued liabilities, current liabilities (1)	(884)	11,253	(22,190)	(4,556)
Other (1)	(1,219)	(5,192)	3,0432	5,999
Adjusted EBITDA	$51,793	$80,657	$12,596	$11,599
Cash Flow Data:
Cash flows provided by (used in) operating activities	$16,207	$12,702	$(5,004)	$(6,070)
Cash flows used in investing activities	$(6,871)	$(6,510)	$(471)	$(2,821)
Cash flows used in financing activities	$(49,305)	$(2,556)	$(1,525)	$(13,908)

(1)

Amounts have been adjusted to reflect certain immaterial prior period adjustments. Please see Appendix Table A-4 and Note 2 in the Notes to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022 for a description of the adjustments.

The following table presents a reconciliation of Retail Gross Margin to gross profit for each of the periods indicated.

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APPENDIX TABLE A-3

RETAIL GROSS MARGIN RECONCILIATION

(in thousands)

(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Retail Gross Margin to Gross Profit (Loss):
Total Revenues	$460,493	$393,485	$117,381	$100,306
Less:
Retail cost of revenues	357,096	323,219	124,475	124,577
Gross Profit (Loss)	$103,397	$70,266	$(7,094)	$(24,271)
Less:
Net asset optimization expense	(2,322)	(4,243)	(1,842)	(3,701)
Net, gain (loss) on non-trading derivative instruments	17,305	22,130	(37,265)	(36,084)
Net, cash settlements on non-trading derivative instruments	(35,966)	(15,752)	101	(9,698)
Non-recurring event - winter storm Uri	9,565	(64,403)	—	—
Retail Gross Margin	$114,815	$132,534	$31,912	$25,212
Retail Gross Margin - Retail Electricity Segment (1)(2)	$82,749	$96,009	$20,345	$15,531
Retail Gross Margin - Retail Natural Gas Segment	$32,066	$36,525	$11,567	$9,681

(1)

Retail Gross Margin for the year ended December 31, 2021 includes a $0.5 million reduction related to the Winter Storm Uri credit settlements received and includes a $64.4 million add back related to Winter Storm Uri.

(2)	Retail Gross Margin for year ended December 31, 2022 includes a deduction of $9.6 million related to proceeds received under an ERCOT (winter storm Uri) securitization mechanism in June 2022.

APPENDIX TABLE A-4

PRIOR PERIOD ADJUSTMENTS

The consolidated balance sheets, consolidated statements of operations and comprehensive income (loss), consolidated statements of changes in equity and consolidated statements of cash flows reflect immaterial adjustments to the historical balances of deferred tax assets, accrued liabilities, additional paid in capital, retained earnings, non-controlling interest in Spark HoldCo, income tax expense, net (loss) income attributable to Via Renewables, Inc. stockholders, net (loss) income attributable to stockholders of Class A common stock, comprehensive income (loss) and earnings per share as of and for the years ended December 31, 2021 and 2020. We made these adjustments in accordance with GAAP, to adjust the amount of deferred tax assets attributable to Via based on its ownership percentage in Spark HoldCo.

The Company evaluated the materiality of the errors from both a quantitative and qualitative perspective and concluded that the errors were immaterial to the Company's prior period annual consolidated financial statements, but that recording adjustments to correct the errors in that current period would materially misstate the financial statements as of and for the year ended December 31, 2022, Since the revision was not material to any prior period annual consolidated financial statements, no amendments to the previously filed annual reports was required. Consequently, the Company revised the historical consolidated financial information presented herein. Below are amounts as reported and as adjusted for each of the years (in thousands).

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	December 31, 2020			December 31, 2021
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Deferred Tax Assets	$27,960	$(1,859)	$26,101	$23,915	$(1,517)	$22,398
Total Assets	366,667	(1,859)	364,808	355,276	(1,517)	353,759
Accrued liabilities	34,164	285	34,449	19,303	285	19,588

Additional Paid in Capital	55,507	—	55,507	54,950	(1,032)	53,918
Retained Earnings	11,721	(1,977)	9,744	776	(603)	173
Total stockholders' equity	64,854	(1,977)	62,877	53,352	(1,635)	51,717
Non controlling interest in Spark HoldCo	23,607	(167)	23,440	(3,001)	(167)	(3,168)
Total Equity	88,461	(2,144)	86,317	50,351	(1,802)	48,549
Total Liabilities, Series A Preferred Stock and stockholders' equity	366,667	(1,859)	364,808	355,276	(1,517)	353,759

Income tax expense	15,736	2,144	17,880	3,804	1,462	5,266
Net income (loss)	68,218	(2,144)	66,074	(3,951)	(1,462)	(5,413)
Net income (loss) attributable to non controlling interest	38,928	(167)	38,761	(9,146)	—	(9,146)
Net Income Available to Via Renewables, Inc. stockholders	29,290	(1,977)	27,313	5,195	(1,462)	3,733
Net (loss) income attributable to stockholders of Class A common stock	21,849	(1,977)	19,872	(2,609)	(1,462)	(4,071)
Comprehensive income (loss)	68,218	(2,144)	66,074	(3,951)	(1,462)	(5,413)
Comprehensive income (loss) attributable to non controlling interests	38,928	(167)	38,761	(9,146)	—	(9,146)
Comprehensive Income attributable to Via Renewables, Inc. stockholders	29,290	(1,977)	27,313	5,195	(1,462)	3,733

Net income (loss) attributable to Via Renewables, Inc. per share of Class A common stock
Basic (1)	7.50	(0.67)	6.83	(0.85)	(0.50)	(1.35)
Diluted (1)	7.40	(0.65)	6.75	(0.85)	(0.50)	(1.35)

Cash flows from operating activities:
Net income (loss)	68,218	(2,144)	66,074	(3,951)	(1,462)	(5,413)
Deferred income taxes	1,905	1,859	3,764	4,045	1,462	5,507
Accounts payable and accrued liabilities	(37,297)	285	(37,012)	(10,213)	—	(10,213)
Net cash provided by operating activities	91,831	—	91,831	12,702	—	12,702

(1)	All shares and per share amounts have been retrospectively restated to effect the Company’s March 21, 2023 Reverse Stock Split at a ratio of 1 to 5 shares of common stock.

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